UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 1, 2023
___________

SERVICENOW, INC.
(Exact name of registrant as specified in its charter)

___________

Delaware	001-35580	20-2056195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
2225 Lawson Lane
Santa Clara, California 95054
(Address of principal executive offices and Zip Code)
(408) 501-8550
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	NOW	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2023, ServiceNow, Inc. (the “Company”) held its 2023 Annual Shareholders Meeting (the “2023 Annual Meeting”) at which the shareholders approved, among other matters, an amendment and restatement of the 2021 Equity Incentive Plan (the “Restated 2021 Plan”) to increase the available share reserve by 10,100,000 shares, reduced by the number of shares underlying awards granted under the Company’s 2022 New-Hire Equity Incentive Plan from February 28, 2023 to June 1, 2023. The Restated 2021 Plan had been approved, subject to shareholder approval, by the Company’s Board of Directors. This description of the Restated 2021 Plan is qualified in its entirety by reference to the text of the Restated 2021 Plan filed as Exhibit 10.1 hereto.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2023 Annual Meeting, the shareholders were asked to vote on five Company proposals. A brief description of each proposal, along with the final voting results is set forth below:

1.The shareholders elected the individuals listed below as directors to serve until the next annual shareholders meeting and until his or her successor has been duly elected and qualified or his or her earlier death, resignation or removal. The voting results for each such director are as follows:

Nominees	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
Susan L. Bostrom	138,677,872	27,860,622	670,315	15,116,234
Teresa Briggs	162,187,844	4,722,013	298,952	15,116,234
Jonathan C. Chadwick	120,025,223	46,902,192	281,394	15,116,234
Paul E. Chamberlain	164,145,099	2,785,850	277,860	15,116,234
Lawrence J. Jackson, Jr.	165,761,847	1,167,371	279,591	15,116,234
Frederic B. Luddy	165,618,224	1,330,842	259,743	15,116,234
William R. McDermott	153,372,485	13,021,357	814,967	15,116,234
Jeffrey A. Miller	145,193,328	21,367,997	647,484	15,116,234
Joseph "Larry" Quinlan	166,181,465	719,852	307,492	15,116,234
Anita M. Sands	164,274,385	2,635,791	298,633	15,116,234

2.The shareholders voted, by a non-binding, advisory vote, against the 2022 compensation of the Company’s named executive officers. The voting results are as follows:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
68,068,501	97,764,819	1,375,489	15,116,234

3.The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. The voting results are as follows:

Shares For	Shares Against	Shares Abstaining
180,640,645	1,546,163	138,235

4.The shareholders approved the Restated 2021 Plan to increase the number of shares reserved for issuance. The voting results are as follows:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
158,916,636	7,193,558	1,098,615	15,116,234

5.The shareholders elected Deborah Black as a director to serve until the next annual shareholders meeting and until her successor has been duly elected and qualified or her earlier death, resignation or removal. The voting results are as follows:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
164,304,533	566,918	2,337,358	15,116,234

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
	10.1	ServiceNow, Inc. Amended and Restated 2021 Equity Incentive Plan
	104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICENOW, INC.

	By:	/s/ Russell S. Elmer
Russell S. Elmer General Counsel

Date: June 2, 2023